Rocket Companies Announces Third Quarter 2025 Results

•Generated Q3'25 total revenue, net of $1.61 billion and adjusted revenue of $1.78 billion. Adjusted revenue came in above the high end of our guidance range
•Reported Q3'25 GAAP net loss of $124 million and adjusted net income of $158 million
•Delivered Q3'25 adjusted EBITDA of $349 million

DETROIT, October 30, 2025 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), the Detroit-based homeownership platform company including mortgage, real estate, title and personal finance businesses, today announced results for the third quarter ended September 30, 2025.

"Rocket delivered a standout quarter, balancing short and long term execution in a category of one. I am very proud of the Rocket team for surpassing the high end of our adjusted revenue guidance range, accelerating Redfin momentum and closing the Mr. Cooper transaction—the largest independent mortgage company deal in history,” said Varun Krishna, CEO and Director of Rocket Companies. “We are building a vertically integrated homeownership platform for the AI era."

Third Quarter 2025 Financial Summary (1)

($ in millions, except per share amounts)

	Q3-25	Q3-24	YTD 25	YTD 24
	(Unaudited)		(Unaudited)
Total revenue, net	$1,605	$647	$4,003	$3,331
Total expenses	$1,789	$1,144	$4,386	$3,338
GAAP net loss	$(124)	$(481)	$(302)	$(13)

Adjusted revenue	$1,783	$1,323	$4,419	$3,714
Adjusted net income	$158	$166	$313	$371
Adjusted EBITDA	$349	$286	$690	$685

GAAP diluted loss per share	$(0.06)	$(0.19)	$(0.17)	$(0.03)
Adjusted diluted earnings per share	$0.07	$0.08	$0.15	$0.19

($ in millions)

	Q3-25	Q3-24	YTD 25	YTD 24
Select Metrics	(Unaudited)		(Unaudited)
Mortgage closed loan origination volume	$32,413	$28,496	$83,053	$73,363
Gain on sale margin	2.80%	2.78%	2.83%	2.94%
Net rate lock volume	$35,829	$29,835	$90,374	$77,247

(1) "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures throughout this document may not foot due to rounding.

Third Quarter 2025 Financial Highlights

During the third quarter of 2025:

•Generated total revenue, net of $1.61 billion and GAAP net loss of $124 million. Generated total adjusted revenue of $1.78 billion and adjusted net income of $158 million.

•Generated $35.8 billion in net mortgage rate lock volume, a 20% increase compared to the same period of the prior year.

•Generated $32.4 billion in closed mortgage loan origination volume, a 14% increase compared to the same period of the prior year.

•Gain on sale margin was 2.80%, an increase of 2 bps compared to the same period of the prior year.

•Total liquidity was $9.3 billion, as of September 30, 2025, which includes $5.8 billion of cash on the balance sheet, $0.4 billion of corporate cash used to self-fund loan originations, $1.1 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit. The $5.8 billion of cash on the balance sheet includes $4.0 billion of prefunding debt related to the Mr. Cooper transaction. Subsequent to the quarter on October 1, Mr. Cooper legacy debt was retired.
•Servicing portfolio unpaid principal balance, which includes acquired and subserviced loans, was $613 billion or 2.9 million loans serviced as of September 30, 2025. The portfolio generates approximately $1.7 billion of recurring servicing fee income on an annualized basis.

Company Highlights

•On October 1, the Company completed an all-stock acquisition of Mr. Cooper Group, Inc. ("Mr. Cooper"). Under the agreement, each Mr. Cooper share was exchanged for 11 shares of Rocket Companies Class A common stock, increasing Rocket's Class A float to 35%. Founded in 1994, Mr. Cooper is the largest home loan servicer in the United States, focused on delivering a variety of servicing and lending products, services and technologies.
•On October 1, Jay Bray joined Rocket Mortgage as President and CEO. Mr. Bray brings more than 30 years of experience in the mortgage servicing and originations industry. Prior to Rocket Mortgage, Mr. Bray led Mr. Cooper as Chairman and CEO, where he played a key role in the growth of the company’s servicing portfolio to become the largest in the industry. Mr. Bray reports to Varun Krishna, CEO of Rocket Companies, the parent company of Rocket Mortgage.

•In Q3, Rocket Mortgage released the AI-powered Pipeline Manager Agent, a tool that enables our loan officers to identify and prioritize the right leads. Our loan officers also leverage our AI communications platform to craft hyper-personalized text messages to clients. During the September refinance wave, our refinance loan officers—the first to leverage these tools—saw a 9 percentage point increase in client follow-ups, a double-digit lift in both daily credit pulls and refinance application conversions, and contributed to an incremental increase in rate lock volume.
•In Q3, Rocket Mortgage launched the Purchase Agreement AI Agent, automating the complex, county-specific review of purchase agreements. This automation reduces processing time by 80% while achieving accuracy that exceeds the legacy review process and is projected to save more than 150,000 team member hours annually.

•In Q3, Rocket Mortgage launched the Rocket Pro Underwriting AI Agent to give mortgage broker partners faster decisioning. The agent automates document verification, e-signature compliance checks, regulatory eligibility reviews, and generates detailed task summaries. Tasks that previously took over four hours now take less than 15 minutes.

•On September 30, Rocket Pro hosted over 600 mortgage broker partners at the Rocket Pro Experience (RPX) in downtown Detroit. At the event, the company announced 10 broker partner commitments with foundational tenets of transparency, choice, and empowerment—to help brokers thrive through partnership with Rocket Pro. Several new tools were also unveiled: Rocket Pro Navigate, an AI platform for sales coaching and client communications; Rocket Pro Assist, an AI-driven support resource for instant loan inquiries; and BrokerNearMe.com, a consumer portal connecting borrowers with local mortgage brokers.

•On October 16, Rocket Mortgage raised its conforming loan limit to $825,550 for single family homes across 48 states. The higher limit applies to our direct to consumer, Rocket Pro partner network, and Mr. Cooper Correspondent Partner channels, further expanding access to conventional mortgage financing.

•On October 1, upon closing of the Mr. Cooper acquisition, Rocket Companies redeemed Nationstar Mortgage Holdings Inc.'s ("Nationstar") 5.000% senior notes due 2026, 6.000% senior notes due 2027, and 5.500% senior notes due 2028. The Company also completed cash tender offers and consent solicitations, conducted in connection with the acquisition of Mr. Cooper, for Nationstar's 5.125% senior notes due 2030, and 5.750% senior notes due 2031, as well as exchange offers and consent solicitations for Nationstar's 6.500% senior notes due 2029 and 7.125% senior notes due 2032. Collectively, these actions simplify and align the combined company's capital structure, reduce outstanding legacy debt, and enhance financial flexibility.

•In September, Rocket Community Fund announced a $500,000 investment in Year Up United, a nationally recognized workforce development organization connecting young adults without four-year college degrees to in-demand careers, underscoring its commitment to expanding access to economic opportunity for Detroiters.

Fourth Quarter 2025 Outlook (2)

In Q4 2025, we expect adjusted revenue between $2.1 billion to $2.3 billion.

This outlook incorporates a full quarter of consolidated financial results from Redfin and Mr. Cooper.

(2) Please see the section of this document titled “Non-GAAP Financial Measures” for more information.

Segments

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with Rocket Mortgage digitally and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title and settlement services and appraisal management, complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER (3)
($ in millions)

	Q3-25	Q3-24	YTD 25	YTD 24
	(Unaudited)		(Unaudited)
Sold loan volume	$17,139	$14,006	$42,559	$36,087
Sold loan gain on sale margin	4.35%	4.10%	4.45%	4.16%
Total revenue, net	$975	$331	$2,763	$2,406
Adjusted revenue	$1,153	$1,007	$3,180	$2,789
Contribution margin	$469	$456	$1,243	$1,174

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships and our mortgage broker partnerships through Rocket Pro. Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK (3)
($ in millions)

	Q3-25	Q3-24	YTD 25	YTD 24
	(Unaudited)		(Unaudited)
Sold loan volume	$13,671	$12,405	$36,286	$31,470
Sold loan gain on sale margin	1.11%	1.47%	1.11%	1.53%
Total revenue, net	$168	$177	$429	$535
Adjusted revenue	$168	$177	$429	$535
Contribution margin	$96	$112	$236	$353

(3) We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services). A loan is considered "sold" when it is sold to investors on the secondary market. See "Summary Segment Results" section below and "Segments" footnote in the "Notes to Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-Q for more information.

Balance Sheet and Liquidity

Total available cash was $6.2 billion as of September 30, 2025, which includes $5.8 billion of cash and cash equivalents, and $0.4 billion of corporate cash used to self-fund loan originations. This total available cash includes $4.0 billion from the unsecured notes issued in June 2025 in anticipation of refinancing Mr. Cooper’s unsecured debt and paydown of existing MSR debt upon closing.

Additionally, we have access to $1.1 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit from financing facilities, for a total liquidity position of $9.3 billion as of September 30, 2025. Subsequent to the quarter on October 1, $3.1 billion of Mr. Cooper’s legacy unsecured debt was refinanced with the proceeds from the June issuance and the remaining $1.9 billion of Mr. Cooper's legacy unsecured debt was assumed or refinanced through an exchange offer. Also subsequent to the quarter, we upsized our undrawn lines of credit to $2.3 billion, further enhancing our liquidity profile.

BALANCE SHEET HIGHLIGHTS
($ in millions)

	September 30, 2025	December 31, 2024
	(Unaudited)
Cash and cash equivalents	$5,836	$1,273
Mortgage servicing rights, at fair value	7,364	7,633
Funding facilities	10,523	6,708
Other financing facilities and debt	8,592	4,132
Total equity	8,851	9,043

Third Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on October 30, 2025 to discuss its results for the quarter ended September 30, 2025. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Condensed Consolidated Statements of Income (Loss)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of originated MSRs, net	$641,721	$506,688	$1,621,295	$1,396,128
Fair value of originated MSRs	385,692	337,702	993,644	906,044
Gain on sale of loans, net	1,027,413	844,390	2,614,939	2,302,172
Loan servicing (loss) income
Servicing fee income	413,138	373,796	1,215,111	1,074,219
Change in fair value of MSRs	(479,602)	(878,311)	(1,127,672)	(934,744)
Loan servicing (loss) income, net	(66,464)	(504,515)	87,439	139,475
Interest income
Interest income	126,459	108,566	342,051	309,961
Interest expense on funding facilities	(90,778)	(101,820)	(245,696)	(234,556)
Interest income, net	35,681	6,746	96,355	75,405
Other income	608,654	300,327	1,204,066	814,334
Total revenue, net	1,605,284	646,948	4,002,799	3,331,386
Expenses
Salaries, commissions and team member benefits	874,774	607,526	2,107,841	1,702,042
General and administrative expenses	354,554	221,074	902,790	690,691
Marketing and advertising expenses	274,273	200,528	825,946	617,761
Depreciation and amortization	78,340	28,607	132,776	83,633
Interest and amortization expense on non-funding debt	137,195	38,620	233,200	115,349
Other expenses	70,344	47,912	183,283	128,817
Total expenses	1,789,480	1,144,267	4,385,836	3,338,293
Loss before income taxes	(184,196)	(497,319)	(383,037)	(6,907)
Benefit from (provision for) income taxes	60,342	15,895	80,826	(5,878)
Net loss	(123,854)	(481,424)	(302,211)	(12,785)
Net loss attributable to non-controlling interest	—	459,413	166,189	8,284
Net loss attributable to Rocket Companies	$(123,854)	$(22,011)	$(136,022)	$(4,501)

Loss per share of Participating Common Stock
Basic	$(0.06)	$(0.16)	$(0.17)	$(0.03)
Diluted	$(0.06)	$(0.19)	$(0.17)	$(0.03)

Weighted average shares outstanding
Basic	2,106,227,188	141,763,221	815,634,892	139,475,981
Diluted	2,106,227,188	2,003,296,515	815,634,892	139,475,981

Condensed Consolidated Balance Sheets
($ In Thousands)

	September 30, 2025	December 31, 2024
Assets	(Unaudited)
Cash and cash equivalents	$5,836,104	$1,272,853
Restricted cash	21,036	16,468
Mortgage loans held for sale, at fair value	11,657,795	9,020,176
Derivative assets, at fair value	329,559	192,433
Mortgage servicing rights (“MSRs”), at fair value	7,364,129	7,633,371
Notes receivable and due from affiliates	17,433	14,245
Property and equipment, net	201,282	213,848
Deferred tax asset, net	11,800	521,824
Lease right of use assets	260,056	281,770
Loans subject to repurchase right from Ginnie Mae	2,842,715	2,785,146
Goodwill and intangible assets, net	3,282,853	1,227,517
Other assets	1,751,366	1,330,412
Total assets	$33,576,128	$24,510,063
Liabilities and equity
Liabilities
Funding facilities	$10,523,088	$6,708,186
Other financing facilities and debt:
Senior Notes, net	8,537,628	4,038,926
Early buy out facility	54,589	92,949
Accounts payable	297,536	181,713
Lease liabilities	294,662	319,296
Derivative liabilities, at fair value	65,211	11,209
Investor reserves	98,725	99,998
Notes payable and due to affiliates	2,839	31,280
Tax receivable agreement liability	590,490	581,183
Loans subject to repurchase right from Ginnie Mae	2,842,715	2,785,146
Deferred tax liability	551,869	17,445
Other liabilities	865,313	599,352
Total liabilities	$24,724,665	$15,466,683
Equity
Preferred stock	$—	$—
Class A common stock	2	1
Class B common stock	—	—
Class C common stock	—	—
Class D common stock	—	19
Class L common stock	19	—
Additional paid-in capital	8,797,962	389,695
Retained earnings	55,199	312,834
Accumulated other comprehensive loss	(1,719)	(48)
Non-controlling interest	—	8,340,879
Total equity	8,851,463	9,043,380
Total liabilities and equity	$33,576,128	$24,510,063

Summary Segment Results for the Three and Nine Months Ended September 30, 2025 and 2024
($ in millions)
(Unaudited)

Three Months Ended September 30, 2025	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$975	$168	$1,143	$462	$1,605
Change in fair value of MSRs due to valuation assumptions (net of hedges)	177	—	177	—	177
Adjusted revenue	$1,153	$168	$1,320	$463	$1,783
Less: Directly attributable expenses	684	72	755	279	1,034
Contribution margin (1)	$469	$96	$565	$184	$748

Three Months Ended September 30, 2024	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$331	$177	$508	$139	$647
Change in fair value of MSRs due to valuation assumptions (net of hedges)	676	—	676	—	676
Adjusted revenue	$1,007	$177	$1,184	$139	$1,323
Less: Directly attributable expenses	551	65	616	85	701
Contribution margin (1)	$456	$112	$568	$53	$622

Nine Months Ended September 30, 2025	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$2,763	$429	$3,193	$810	$4,003
Change in fair value of MSRs due to valuation assumptions (net of hedges)	416	—	416	—	416
Adjusted revenue	$3,180	$429	$3,609	$810	$4,419
Less: Directly attributable expenses	1,937	193	2,130	518	2,648
Contribution margin (1)	$1,243	$236	$1,479	$292	$1,771

Nine Months Ended September 30, 2024	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$2,406	$535	$2,941	$390	$3,331
Change in fair value of MSRs due to valuation assumptions (net of hedges)	383	—	383	—	383
Adjusted revenue	$2,789	$535	$3,324	$390	$3,714
Less: Directly attributable expenses	1,615	182	1,797	263	2,060
Contribution margin (1)	$1,174	$353	$1,527	$127	$1,654
(1)     We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Adjusted revenue is a non-GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services).

GAAP to Non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Total revenue, net	$1,605	$647	$4,003	$3,331
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	177	676	416	383
Adjusted revenue	$1,783	$1,323	$4,419	$3,714
(1)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

Adjusted Net Income Reconciliation
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net loss attributable to Rocket Companies	$(124)	$(22)	$(136)	$(5)
Net loss impact from pro forma conversion of Class D common shares to Class A common shares (1)	—	(459)	(166)	(7)
Adjustment to the (provision for) benefit from income tax (2)	(15)	105	14	7
Tax-effected net loss (2)	(139)	(376)	(288)	(5)
Share-based compensation expense (3)	69	40	160	110
Change in fair value of MSRs due to valuation assumptions (net of hedges) (4)	177	676	416	383
Acquisition-related expenses (5)	96	—	158	—
Amortization of acquired intangible assets (6)	49	—	49	—
Change in Tax receivable agreement liability (7)	2	—	10	—
Tax impact of adjustments (8)	(97)	(175)	(196)	(120)
Other tax adjustments (9)	1	1	3	3
Adjusted net income	$158	$166	$313	$371
(1)    Reflects net income (loss) to Class A common shares from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders during the periods ended September 30, 2025 and 2024. Class D common shares were exchanged and retired on June 30, 2025, the date the Up-C Collapse was effectuated.

(2)     Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable income or loss of Holdings. The adjustment to the (provision for) benefit from income tax reflects the difference between (a) the income tax computed using the effective tax rates below applied to the Loss before income taxes assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of Rocket LLC Holdings for all nine months presented and (b) the (benefit from) provision for income taxes. The effective income tax rate was 24.80% and 24.40% for the three months ended September 30, 2025 and 2024, respectively. The effective income tax rate was 24.74% and 24.40% for the nine months ended September 30, 2025 and 2024, respectively.

(3)    The three and nine months ended September 2025 exclude the impact of acquisition-related expenses.

(4)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(5)    Primarily consists of transaction costs associated with the acquisitions and Up-C Collapse, such as professional service fees (including integration costs), debt financing fees related to the Bridge Facility, and severance expense (including accelerated share-based compensation).

(6)    Reflects amortization of intangible assets related to the Redfin acquisition.

(7)    Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

(8)    Tax impact of adjustments gives effect to the income tax related to share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges), acquisition-related expenses and the change in Tax receivable agreement liability, at the effective tax rates for each period.

(9)    Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the historical purchases of Holdings Units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Diluted weighted average Participating Common Stock outstanding	2,106,227,188	2,003,296,515	815,634,892	139,475,981
Assumed pro forma conversion of Class D shares (1)	—	—	1,219,041,417	1,848,879,483
Adjusted diluted weighted average shares outstanding	2,106,227,188	2,003,296,515	2,034,676,309	1,988,355,464

Adjusted net income	$158	$166	$313	$371
Adjusted diluted earnings per share	$0.07	$0.08	$0.15	$0.19
(1)    Reflects the pro forma exchange and conversion of anti-dilutive Class D common shares to Class A common shares. For the nine months ended September 30, 2025 and 2024, Class D common shares were anti-dilutive and are excluded in the Diluted weighted average Participating Common Stock outstanding in the table above. Class D common shares were exchanged and retired on June 30, 2025, the date the Up-C Collapse was effectuated.

Adjusted EBITDA Reconciliation
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net loss	$(124)	$(481)	$(302)	$(13)
Interest and amortization expense on non-funding debt (1)	111	39	195	115
(Benefit from) provision for income taxes	(60)	(16)	(81)	6
Depreciation and amortization (2)	30	29	84	84
Share-based compensation expense (3)	69	40	160	110
Change in fair value of MSRs due to valuation assumptions (net of hedges) (4)	177	676	416	383
Acquisition-related expenses (1)(5)	96	—	158	—
Amortization of acquired intangible assets (6)	49	—	49	—
Change in Tax receivable agreement liability (7)	2	—	10	—
Adjusted EBITDA	$349	$286	$690	$685
(1)    Debt financing fees related to the Bridge Facility are a nonrecurring acquisition-related expense impacting the 2025 periods, and therefore excluded from Interest and amortization expense on non-funding debt, and included as Acquisition-related expenses.

(2)    The three and nine months ended September 2025 exclude the impact of amortization of acquired intangible assets.

(3)    The three and nine months ended September 2025 exclude the impact of acquisition-related expenses.

(4)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(5)    Primarily consists of transaction costs associated with the acquisitions and Up-C Collapse, such as professional service fees (including integration costs), debt financing fees related to the Bridge Facility, and severance expense (including accelerated share-based compensation).

(6)    Reflects amortization of intangible assets related to the Redfin acquisition.

(7)    Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted revenue, Adjusted net income, Adjusted diluted earnings per share and Adjusted EBITDA (collectively “our non-GAAP financial measures”) as non-GAAP measures which management believes provide useful information to investors. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, Net loss, or any other operating performance measure calculated in accordance with GAAP. Other companies may define our non-GAAP financial measures differently, and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions (net of hedges). We define “Adjusted net income” as tax-effected Net loss before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions (net of hedges), acquisition-related expenses, amortization of acquired intangible assets, the change in Tax receivable agreement liability and the tax effects of those adjustments as applicable. We define “Adjusted diluted earnings per share” as Adjusted net income divided by the adjusted diluted weighted average shares outstanding which includes diluted weighted average Participating Common Stock and the assumed pro forma exchange and conversion of Class D common stock outstanding for the applicable period presented. We define “Adjusted EBITDA” as Net loss before interest and amortization expense on non-funding debt, (benefit from) provision for income taxes, depreciation and amortization, share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges), acquisition-related expenses, amortization of acquired intangible assets and the change in Tax receivable agreement liability.

We exclude from each of our non-GAAP financial measures the change in fair value of MSRs due to valuation assumptions (net of hedges), as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in market interest rates and assumptions, including discount rates and prepayment speeds, which are not indicative of our performance or results of operation. We also exclude gains or losses on sales of MSRs during the period and effects of contractual prepayment protection associated with sales of MSRs. Further, we exclude the amortization of intangible assets recognized from the Redfin acquisition from Adjusted net income and Adjusted EBITDA. The Redfin intangible assets were recorded as part of purchase accounting and the related amortization recorded over their useful lives represents a fixed non-cash expense that is not indicative of our ongoing performance or results of operations. Adjusted EBITDA includes Interest expense on funding facilities, which are recorded as a component of Interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash charges, and deduct certain gains that are included in calculating Total revenue, net, Net loss attributable to Rocket Companies or Net loss. However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

For financial outlook information, the Company is not providing a quantitative reconciliation of adjusted revenue to the most directly comparable GAAP measure because the GAAP measure cannot be reliably estimated and the reconciliation cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material.

As of June 30, 2025, the effective date of the Up-C Collapse, the Company applies the two-class method for calculating and presenting earnings per share by separately presenting earnings per share for Class A common stock and Class L common stock ("Participating Common Stock").

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements in this document that are not historical or current facts are forward-looking statements. These forward-looking statements reflect our views with respect to future events as of the date of this document. All such forward-looking statements are subject to risks and uncertainties, including, but not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, any of which could cause future events or results to be materially different from those stated or implied in this document. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies (NYSE: RKT) is a Detroit-based fintech platform including mortgage, real estate and personal finance businesses: Rocket Mortgage, Redfin, Mr. Cooper, Rocket Homes, Rocket Close, Rocket Money and Rocket Loans.

With insights from more than 160 million calls with clients each year, 30 petabytes of data and a mission to Help Everyone Home, Rocket Companies is well positioned to be the destination for AI-fueled homeownership. Known for providing exceptional client experiences, J.D. Power has ranked Rocket Mortgage #1 in client satisfaction for primary mortgage origination and mortgage servicing a total of 23 times – the most of any mortgage lender.

For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocket.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocket.com
(313) 373-3035